UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2026

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park Drive

Suite 303

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2026 (the “Third Amendment Closing Date”), Replimune Group, Inc. (the “Company”) and certain subsidiaries of the Company (collectively, the “Borrowers”) entered into a Third Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Capital, Inc. (“Hercules”), in its capacity as administrative agent and collateral agent (the “Agent”), and certain other financial institutions that from time to time may become parties to the Loan Agreement as lenders (collectively, the “Lenders”), pursuant to which the Company, Hercules, and the Lenders agreed to amend the Loan and Security Agreement dated October 6, 2022 (as amended by that First Amendment to Loan and Security Agreement dated as of June 28, 2023, and that Second Amendment to Loan and Security Agreement dated as of December 22, 2023, collectively the “Loan Agreement”) to, among other things, extend the revenue milestone date thereunder to September 30, 2027.

Pursuant to the Amendment, (i) the third loan tranche advance under the Loan Agreement was increased from $30 million to $35 million and the availability of the tranche was extended until June 15, 2026, (ii) the fourth tranche advance under the Loan Agreement was decreased from $50 million to $30 million and the availability of the tranche was extended until September 30, 2026 or sixty (60) days following the achievement of the approval milestone, (iii) the availability of the fifth tranche advance under the Loan Agreement of $50 million was extended until December 31, 2027 or sixty (60) days following the achievement of the revenue milestone, and (iv) the sixth tranche advance under the Loan Agreement was increased from $25 million to $40 million, each subject to the terms and conditions thereof. In addition, the interest rate was amended to be equal to the greater of either (i) 8.50% and (ii) the Prime Rate (as defined in the Loan Agreement) plus 1.75%, and the amortization date was extended from October 1, 2026 to October 1, 2027. The third loan tranche advance of $35 million was funded on the Third Amendment Closing Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025.

Item 2.02	Results of Operations and Financial Condition.

On February 3, 2026, the Company issued a news release announcing its financial results for the third fiscal quarter ended December 31, 2025 and certain corporate updates. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description in Item 1.01 above with respect to the Amendment is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2025.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated February 3, 2026.
104	Cover page interactive data file (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: February 3, 2026	By:	/s/ Sushil Patel
Sushil Patel
Chief Executive Officer